UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2023

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Long-Term Incentive Equity Awards

On January 17, 2023, the Compensation Committee (the “Committee”) of Republic Bancorp, Inc. (the “Company” or “Republic”) awarded shares of restricted stock (the “Restricted Shares”), performance share units (“PSUs”), and nonqualified stock options (“NQSOs”) (collectively the “Equity Awards”) to certain executive officers, including Logan Pichel, Chief Executive Officer and President of Republic Bank & Trust Company (the “Bank”); Kevin Sipes, Executive Vice President and Chief Financial Officer; and William (Bill) Nelson, President of the Republic Processing Group.

Mr. Pichel was granted the following:

●	4,757 Restricted Shares, vesting December 31, 2025;
●	4,757 PSUs; and
●	21,505 NQSOs, that are exercisable between December 31, 2025 and December 31, 2026.

Mr. Sipes and Mr. Nelson were each granted the following:

●	1,189 PSUs; and
●	5,376 NQSOs, that are exercisable between December 31, 2025 and December 31, 2026.

The awarded PSUs will be settled in early 2024 by issuance of Restricted Shares (shares generally subject to forfeiture if employment ends before December 31, 2025) based on the Company’s achievement of certain return on average assets (“ROAA”) percentages and efficiency ratios. In addition, in order to receive a payout for either the ROAA percentages or efficiency ratios, the Company must maintain its ranking as calculated as of September 30, 2022 for that particular category among a group of selected peers. All shares of stock issued under the PSUs or as Restricted Stock must be held by the officer for a period of two years after the vesting date.

This summary of the Equity Awards is qualified in its entirety by reference to the text of the Equity Award agreements, the forms of which were filed as Exhibits to the Company’s Current Report on Form 8-K dated January 27, 2021 and are incorporated herein by reference.

Approval of Discretionary 2022 Bonuses

On January 17, 2023, the Committee approved discretionary bonus payouts related to the 2022 calendar year for certain Named Executive Officers including Juan Montano, Executive Vice President & Chief Mortgage Banking Officer, as well as Messrs. Trager, Pichel, and Sipes.

As previously described in the Company’s discussion and analysis of compensation in its annual proxy solicitation materials, Messrs. Trager, Pichel, and Sipes participate in the Company’s Bonus Incentive Compensation Program. The Bonus Incentive Compensation Program’s incentive compensation goals are tied to the overall performance of the total company (“Total Company”) as measured through the Total Company’s gross operating profit (“Total Company GOP”). The discretionary bonuses set forth in the table below are in addition to bonus incentive compensation awards payable under the Bonus Incentive Compensation Program as described in the proxy solicitation materials. Additionally, these discretionary bonuses are in-line with the discretionary bonuses approved for, in general, all other Company associates whose goals were tied to the Total Company GOP for 2022.

Also as previously described in the Company’s discussion and analysis of compensation in its annual proxy solicitation materials, Mr. Montano’s bonus incentive compensation goals are tied to the overall performance of the Warehouse Lending division and Company-wide mortgage origination volume. The discretionary bonus set forth in the table below for Mr. Montano is in addition to the bonus incentive compensation award payable related to the Warehouse Lending division and mortgage origination results as described in the proxy solicitation materials.

The discretionary bonus amounts for 2022 for these officers were as follows:

		Payout
Executive Officer	Position	Discretionary Payout
Steve Trager	Executive Chair & CEO	$40,000
Logan Pichel	CEO of the Bank	$50,000
Kevin Sipes	Executive Vice President & CFO	$17,500
Juan Montano	Executive Vice President & CMBO	$50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: January 20, 2023	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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